UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 10, 2007
(Date of Earliest Event Reported)

ALLIANCE IMAGING, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File:	33-0239910
(State or Other Jurisdiction of Incorporation or Organization)	1-16609	(I.R.S. Employer Identification No.)

1900 S. State College Blvd., Suite 600

Anaheim, California 92806

(Address of Principal Executive Offices)

(714) 688-7100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:  Other Events.

On May 10, 2007, Alliance Imaging, Inc. (the “Company”) and Viewer Holdings LLC, a fund controlled by an affiliate of Kohlberg Kravis Roberts & Co. L.P. (the “Selling Stockholder”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as underwriter (the “Underwriter”). Pursuant to the Underwriting Agreement, the Selling Stockholder agreed to sell, and the Underwriter agreed to purchase, 1,443,065 shares of the Company’s common stock, par value $0.01 per share.  The public offering and sale (the “Offering”) contemplated by the Underwriting Agreement will be completed on or about May 16, 2007. The Company will not sell any shares and will not receive any proceeds from the sale of shares in the Offering.

The Offering of the shares by the Selling Stockholder of the Company’s common stock pursuant to the Underwriting Agreement has been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (Registration No.
333-122453).  A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

1.1                                 Underwriting Agreement, dated May 10, 2007, by and among Alliance Imaging, Inc., the selling stockholder named therein and Citigroup Global Markets Inc., the underwriter named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2007	ALLIANCE IMAGING, INC.

	By:	/s/ Eli H. Glovinsky
		Name:	Eli H. Glovinsky
		Title:	Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 10, 2007, by and among Alliance Imaging, Inc., the selling stockholder named therein and Citigroup Global Markets Inc., the underwriter named therein.